Exhibit 3.1
AMENDED AND RESTATED BYLAWS
OF
CALIFORNIA WATER SERVICE GROUP
(A DELAWARE CORPORATION)
AS AMENDED ON NOVEMBER 28, 2007

AMENDED AND RESTATED BYLAWS
OF
CALIFORNIA WATER SERVICE GROUP
(a Delaware corporation)
as amended on November 28, 2007
ARTICLE 1. OFFICES
SECTION 1.1. REGISTERED OFFICE.
     The registered office shall be c/o National Registered Agents, Inc., 9 East Loockerman Street, Dover, County of Kent, State of Delaware.
SECTION 1.2. PRINCIPAL PLACE OF BUSINESS.
     The corporation’s principal place of business shall be 1720 North First Street, San Jose, California, or such other place as the board of directors shall designate from time to time.
SECTION 1.3. OTHER OFFICES.
     One or more branch or other subordinate offices may at any time be fixed and located by the board of directors at such place or places within or without the State of Delaware as it deems appropriate.
ARTICLE 2. DIRECTORS
SECTION 2.1. EXERCISE OF CORPORATE POWERS.
     Except as otherwise provided by the certificate of incorporation of the corporation or by the laws of the State of Delaware now or hereafter in force, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors. The board may delegate the management of the day-to-day operation of the business of the corporation as permitted by law provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the board.
SECTION 2.2. NUMBER.
     The number of the corporation’s directors shall be not less than seven (7) nor more than eleven (11), the exact number of which shall be fixed by a resolution approved by the stockholders or by the board of directors.
SECTION 2.3. NEED NOT BE STOCKHOLDERS.
     The directors of the corporation need not be stockholders of the corporation.
SECTION 2.4. COMPENSATION.
     Directors shall receive such compensation for their services as directors and such reimbursement for their expenses of attendance at meetings as may be determined from time to time by resolution of the board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

SECTION 2.5. ELECTION AND TERM OF OFFICE.
     At each annual meeting of stockholders, directors shall be elected to hold office until the next annual meeting, provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the stockholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and shall continue until the expiration of the term for which elected and until their respective successors have been elected and qualified.
SECTION 2.6. VACANCIES.
     A vacancy or vacancies in the board of directors shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the board or the stockholders) or otherwise. The board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Except for a vacancy created by the removal of a director, vacancies on the board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by the approval of the stockholders. The stockholders may elect a director at any time to fill any vacancy not filled by the directors, but any such election by written consent requires the consent of the holders of shares entitled to cast a majority of the votes entitled to be cast by the outstanding voting shares. Any director may resign effective upon giving written notice to the Chairman of the board, the President and Chief Executive Officer, the Corporate Secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
SECTION 2.7. REMOVAL.
     (a) Any and all directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the votes entitled to be cast by the outstanding voting shares at an election of directors, subject to the following:
          (1) No director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected; and
          (2) When by the provisions of the certificate the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.
     (b) Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director’s term of office.
     (c) A director shall be deemed to be removed for cause if such person ceases to be eligible to serve as a director under the terms of Section 2.8.
SECTION 2.8. DIRECTOR CONFLICT OF INTEREST.
     (a) In order to protect the best interests of the stockholders of the corporation, no person shall be qualified to be elected as a director of the corporation or be qualified to continue to serve as a director of the corporation if it is determined in accordance with this Section 2.8 that such person is (i) an owner, part owner, stockholder, partner, member, director, officer, manager, employee of or consultant to, or otherwise has a fiduciary duty to, any Strategic Competitor or (ii) an owner, part owner, stockholder, partner, member, director, officer, manager, employee of or consultant to, or otherwise has a fiduciary duty to, any business organization that beneficially owns five percent or more of the voting securities or five percent or more of the equity securities of a Strategic Competitor.

     (b) For purposes of this Section 2.8, a “Strategic Competitor” is any business organization (whether a corporation, partnership, limited liability company, proprietorship or any other form) whose activities, products or services are competitive with those of the corporation or its subsidiaries and which, in the opinion of a majority of the corporation’s Board of Directors, would obtain an unfair competitive advantage over the corporation if it were to receive disclosure of the substance of any nonpublic deliberations by the corporation’s Board of Directors.
     (c) Notwithstanding the foregoing, a director or nominee for director may make a passive investment in a Strategic Competitor the shares of which are publicly traded if such investment constitutes less than five percent of the voting securities and less than five percent of the equity securities of such enterprise and has a market value not greater than $100,000. Such investment alone shall not make a person ineligible to become or remain a director of the corporation.
     (d) In furtherance of the foregoing, each person elected as a director of the corporation shall enter into a confidentiality agreement with the corporation in the form provided by the corporation.
     (e) Any person who, at the time he or she is a nominee for a position as a director of the corporation, fails to qualify under the provisions of this Section 2.8 or to enter into or comply with the terms of such confidentiality agreement, as determined by a majority of the directors in office immediately prior to any such election (exclusive of the nominee under consideration), shall no longer qualify as a nominee for director and shall not be elected as a director of the corporation, irrespective of any vote of the stockholders of the corporation. The chairman of the Board of Directors is authorized to instruct the inspector of elections to disregard any votes or proxies voted in favor of any person at any meeting or otherwise, and the inspector of elections shall comply with any such instruction.
     (f) Any director of the corporation who, at any time during his/her term of office, fails to qualify under the provisions of this Section 2.8 or to enter into or comply with the terms of such confidentiality agreement, in each case as determined by a majority of the directors (exclusive of the director under consideration), shall automatically be removed for cause and shall cease to be a director of the corporation, without any vote of the stockholders of the corporation. The chairman of the Board of Directors is authorized to instruct the secretary of the corporation to certify the removal for cause of any person as a director if such person ceases to be eligible to serve as a director under the terms of this Section 2.8, and the secretary shall comply with any such instruction.
     (g) Subsection (f) of this Section 2.8 shall not apply to directors in office on the date of the adoption of Section 2.8 with respect to relationships and conflicts in existence on such date. Subsection (f) shall apply to existing directors with respect to relationships and conflicts that arise after the date of the adoption of this Section 2.8.
     (h) This Section 2.8 is intended to prescribe certain qualifications for directors as authorized by Section 141 of the Delaware General Corporation Law.
ARTICLE 3. OFFICERS
SECTION 3.1. ELECTION AND QUALIFICATIONS.
     The officers of this corporation shall consist of a Chairman, President and Chief Executive Officer, one or more Vice Presidents, a Corporate Secretary, one or more Assistant Secretaries, a Chief Financial Officer and Treasurer, one or more Assistant Treasurers and a Controller who shall be chosen by the board of directors and such other officers as the board of directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the board of directors may prescribe. Any two or more of such offices may be held by the same person. Any Vice President may exercise any of the powers of the President and Chief Executive Officer, Chief Financial Officer and Treasurer, or the Corporate Secretary, respectively, as directed by the board of directors and shall perform such other duties as are imposed upon such officer by the bylaws or the board of directors. The Chairman of the board of directors shall be chosen from the directors, and may or may not be an officer of the corporation. Officers, other than the Chairman of the board, may or may not be directors. The board of directors shall designate the chief executive officer of the corporation.
SECTION 3.2. TERM OF OFFICE AND COMPENSATION.

     The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the board of directors and may be altered by said board of directors from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.
SECTION 3.3. REMOVAL AND VACANCIES.
     Any officer of the corporation may be removed at the pleasure of the board of directors at any meeting or by vote of stockholders entitled to exercise a majority of the voting power of the corporation at any meeting or at the pleasure of any officer who may be granted such power by a resolution of the board of directors. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the corporation, the board of directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.
ARTICLE 4. CHAIRMAN OF THE BOARD
     The Chairman of the board of directors shall preside at meetings of the stockholders and of the board of directors and shall do and perform such other duties as may from time to time be assigned to him by the board of directors. The Chairman of the board, if designated by the board of directors as an officer of the corporation, shall have the power and authority to affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, contracts, certificates and other papers and instruments in writing which have been authorized or directed by the board of directors or which, in his judgment, should be executed on behalf of the corporation.
ARTICLE 5. PRESIDENT AND CHIEF EXECUTIVE OFFICER
SECTION 5.1. POWERS AND DUTIES.
     The President and Chief Executive Officer shall do and perform such duties as may from time to time be assigned to him by the board of directors. He shall have the power and authority to affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, contracts, certificates and other papers and instruments in writing which have been authorized or directed by the board of directors or which, in his judgment, should be executed on behalf of the corporation, and to sign certificates for shares of stock of the corporation. In the event of the absence or disability of the Chairman of the board of directors, the President and Chief Executive Officer shall exercise the power and perform the duties of the Chairman of the board of directors.
SECTION 5.2. PRESIDENT PRO TEM.
     If neither the Chairman of the board, the President and Chief Executive Officer, nor any Vice President is present at any meeting of the board of directors, a President pro tem may be chosen to preside and act at such meeting.
ARTICLE 6. VICE PRESIDENTS
     In case of the absence, disability or death of the President and Chief Executive Officer, a Vice President shall exercise all the powers and perform all the duties of the President and Chief Executive Officer. The Vice President shall have such powers and perform such duties as may be granted or prescribed by the board of directors.
ARTICLE 7. CORPORATE SECRETARY
SECTION 7.1. POWERS AND DUTIES.
     The powers and duties of the Corporate Secretary are:

     (a) To keep at the principal place of business of the corporation, or such other place as the board of directors may order, a book of minutes of all meetings of directors and stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.
     (b) To keep the seal of the corporation and to affix the same to all instruments which may require it.
     (c) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.
     (d) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.
     (e) To transfer upon the share books of the corporation any and all shares of the corporation; provided that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 13.4 hereof.
     (f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Corporate Secretary to make service or publication of any notices, then such notices may be served and/or published by the President and Chief Executive Officer or a Vice President, or by any person thereunto authorized by either of them or by the board of directors or by the holders of a majority of the outstanding shares of the corporation.
     (g) Generally to do and perform all such duties as pertain to the office of the Corporate Secretary and as may be required by the board of directors.
SECTION 7.2. ASSISTANT SECRETARIES.
     Each Assistant Secretary shall have such powers and shall perform such duties as may be assigned by the board of directors; and in case of the absence, disability or death of the Corporate Secretary, an Assistant Secretary shall be designated by the board of directors to take the place of the Corporate Secretary and perform the Corporate Secretary’s duties.
ARTICLE 8. CHIEF FINANCIAL OFFICER AND TREASURER
SECTION 8.1. POWERS AND DUTIES.
     At the discretion of the board of directors, the Chief Financial Officer and Treasurer may be one office held by one person or separate offices held by two persons. The powers and duties of the Chief Financial Officer and Treasurer are:
     (a) To supervise and control the keeping and maintaining of adequate and correct accounts of the corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     (b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the discretion of the Chief Financial Officer and Treasurer, to cause any or all thereof to be deposited for the account of the corporation with such depository as may be designated from time to time by the board of directors.
     (c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the corporation.
     (d) To pay out of the corporation funds on hand all just debts of the corporation of whatsoever nature upon maturity of the same and to disburse, or cause to be disbursed, all funds of the corporation as may be directed by the board of directors, taking proper vouchers for such disbursements.
     (e) To render to the Chairman of the board, to the President and Chief Executive Officer and to the board of directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.
     (f) Generally to do and perform all such duties as pertain to the office of Chief Financial Officer and Treasurer and as may be required by the board of directors.
SECTION 8.2. ASSISTANT TREASURERS.
     Each Assistant Treasurer shall have such powers and shall perform such duties as may be assigned to him by the board of directors; and in case of the absence, disability or death of the Chief Financial Officer and Treasurer, an Assistant Treasurer shall be designated by the board of directors to take his place and perform his duties.
ARTICLE 9. CONTROLLER
     The Controller shall have charge of the corporation’s books of accounts, records and auditing, and generally do and perform all such other duties as pertain to his office and as may be required by the board of directors.
ARTICLE 10. COMMITTEES OF THE BOARD
SECTION 10.1. APPOINTMENT AND PROCEDURE.
     The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees each consisting of two or more directors to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.
SECTION 10.2. POWERS.
     Any committee appointed by the board of directors, to the extent provided in the resolution of the board or in these bylaws, shall have all the authority of the board except with respect to:
     (a) the approval of any action which requires the approval or vote of the stockholders;
     (b) the filling of vacancies on the board or on any committee;
     (c) the fixing of compensation of the directors for serving on the board or on any committee;
     (d) the amendment or repeal of bylaws or the adoption of new bylaws;
     (e) the amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;

     (f) a distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board;
     (g) the appointment of other committees of the board or the members thereof.
SECTION 10.3. EXECUTIVE COMMITTEE.
     In the event that the board of directors appoints an executive committee, such executive committee shall include the Chairman of the board as one of its members. In all cases in which specific directions to the contrary shall not have been given by the board of directors, such executive committee shall have and may exercise, during the intervals between the meetings of the board of directors, all the powers and authority of the board of directors in the management of the business and affairs of the corporation (except as provided in Section 10.2 hereof) in such manner as the executive committee may deem in the best interests of the corporation.
ARTICLE 11. MEETINGS OF THE STOCKHOLDERS
SECTION 11.1. PLACE OF MEETINGS.
     Meetings (whether regular, special or adjourned) of the stockholders of the corporation shall be held at the principal place of business as specified in accordance with Section 1.2 hereof, or any place which may be designated by written consent of all the stockholders entitled to vote thereat, or which may be designated by the board of directors.
SECTION 11.2. TIME OF ANNUAL MEETINGS.
     The annual meeting of the stockholders shall be held at such time on such date as shall be designated from time to time by resolution of the board of directors, in accordance with applicable law.
SECTION 11.3. SPECIAL MEETINGS.
     Special meetings of the stockholders may be called by the board of directors, the Chairman of the board, the President or the holders of shares entitled to cast not less than ten per-cent (10%) of the vote at the meeting.
SECTION 11.4. NOTICE OF MEETINGS.
     (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the day of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the board, at the time of the mailing of the notice, intends to present for action by the stockholders, but subject to provisions of subdivision (b) any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.
     (b) Any stockholder approval at a meeting on any matter, other than unanimous approval by those entitled to vote, on any of the matters listed below shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice:
          (1) a proposal to approve a contract or other transaction between the corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or more directors has a material financial interest;
          (2) a proposal to amend the certificate of incorporation;
          (3) a proposal regarding a reorganization, merger or consolidation involving the corporation;
          (4) a proposal to wind up and dissolve the corporation;

          (5) a proposal to adopt a plan of distribution of the shares, obligations or securities of any other corporation, domestic or foreign, or assets other than money which is not in accordance with the liquidation rights of any preferred shares as specified in the certificate of incorporation.
SECTION 11.5. DELIVERY OF NOTICE.
     Notice of a stockholders’ meeting or any report shall be given either personally or by mail or other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of this section, executed by the Corporate Secretary or any transfer agent, shall be prima facie evidence of the giving of notice or report.
     If any notice or report addressed to the stockholders at the address of such stockholder appearing on the books of the corporation is returned to the corporation by United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the stockholder upon written demand of the stockholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other stockholders.
SECTION 11.6. ADJOURNED MEETINGS.
     When a stockholders’ meeting is adjourned to another time or place, unless the bylaws otherwise require and except as provided in this section, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
SECTION 11.7. ATTENDANCE AT STOCKHOLDERS’ MEETING.
     Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Delaware General Corporation Law to be included in the notice but not so included in the notice if such objection is expressly made at the meeting.
SECTION 11.8. QUORUM.
     (a) The presence in person or by proxy at any meeting of persons entitled to cast a majority of the votes entitled to be cast by the outstanding voting shares shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of votes entitled to be cast by the shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law or the certificate of incorporation or these bylaws and except as provided in subdivision (b).
     (b) The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by an affirmative vote equal to at least a majority of the votes required to constitute a quorum.
     (c) In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the vote of a majority of votes entitled to be cast by the shares represented either in person or by proxy, but no other business may be transacted, except as provided in subdivision (b).
SECTION 11.9. ACTIONS WITHOUT MEETING.

     As provided in the certificate of incorporation, stockholders may not take action by written consent without a stockholder meeting held in accordance with applicable law and these bylaws.
SECTION 11.10. [Intentionally left blank]
SECTION 11.11. VOTING RIGHTS.
     Except as provided in Section 11.13, or in the certificate of incorporation (which provides, among other things, for cumulative voting for directors) or in any statute relating to the election of directors or to other particular matters, each holder of common shares entitled to be voted shall be entitled to one vote for each common share with respect to each matter submitted to a vote of stockholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares such stockholder is entitled to vote.
SECTION 11.12. DETERMINATION OF HOLDERS OF RECORD.
     (a) In order that the corporation may determine the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.
     (b) In the absence of any record date set by the board of directors pursuant to subdivision (a) above, then:
          (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
          (2) The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given.
          (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.
     (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board fixes a new record date for the adjourned meeting, but the board shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.
     (d) Stockholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the certificate or these bylaws or by agreement or applicable law.
SECTION 11.13. ELECTIONS FOR DIRECTORS.
     (a) As provided in the certificate of incorporation, every stockholder complying with subdivision (b) and entitled to vote at any election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit.
     (b) No stockholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of votes to which the stockholders shares are entitled pursuant to

Section 11.11) unless the stockholder has given written notice to the chairman of the meeting at the meeting prior to the voting of the stockholder’s intention to cumulate the stockholder’s votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination.
     (c) In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.
     (d) Elections for directors need not be by ballot unless a stockholder demands election by ballot at the meeting and before the voting begins or unless the bylaws so require.
SECTION 11.14. PROXIES.
     (a) Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of the General Corporation Law of the State of Delaware shall be presumptively valid.
     (b) No proxy shall be valid after the expiration of three (3) years from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.
     (c) A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.
SECTION 11.15. INSPECTOR OF ELECTION.
     (a) In advance of any meeting of stockholders the board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of stockholders may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more stockholders or proxies, the holders of shares entitled to cast a majority of the votes entitled to be cast by the shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.
     (b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all stockholders.
     (c) The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
SECTION 11.16. INSPECTION OF STOCKHOLDER LIST AND OTHER RECORDS.
     (a) The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. This stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.
     (b) Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hour for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.
SECTION 11.17. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.
     (a) Annual Meetings of Stockholders.
          (1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the corporation’s notice of meeting, (B) by or at the direction of the board of directors or (C) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this bylaw.
          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal place of business of the corporation not later than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 150th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:
               (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and information confirming that such person is qualified under Section 2.8 of these bylaws to be elected and serve as a director;
               (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
               (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made;
(i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner; and
(ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.
     (b) Special Meetings of Stockholders.

     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this bylaw shall be delivered to the Secretary at the principal place of business of the corporation not later than the close of business on the later of the 150th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.
     (c) General.
          (1) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the certificate of incorporation or the bylaws of the corporation, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.
          (2) For purposes of this bylaw, “public announcement” shall mean disclosure in a press release reported buy the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
          (3) Notwithstanding the foregoing provisions of this bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) holders of any series of Preferred Stock to elect directors under specified circumstances.
          (4) If the adoption of this Section 11.17 is first included in a public announcement made less than 180 days before the next annual meeting of stockholders but more than 150 days before such meeting, the deadline for submission of proposals and nominations to be considered at such meeting shall be 120 days rather than 150 days.
ARTICLE 12. MEETINGS OF DIRECTORS
SECTION 12.1. PLACE OF MEETINGS.
     Unless otherwise specified in the notice thereof, meetings (whether regular, special or adjourned) of the board of directors of this corporation shall be held at the principal place of business, as specified in accordance with Section 1.2 hereof, which is hereby designated as an office for such purpose in accordance with the laws of the State of Delaware, or at any other place which has been designated from time to time by resolution of the board or by written consent of all members of the board.
SECTION 12.2. REGULAR MEETINGS.
     Regular meetings of the board of directors, of which no notice need be given except as required by the laws of the State of Delaware, shall be held after the adjournment of each annual meeting of the stockholders (which meeting shall be designated the Regular Annual Meeting) and at such other times as may be designated from time to time by resolution of the board of directors.
SECTION 12.3. SPECIAL MEETINGS.
     Special meetings of the board of directors may be called at any time by the Chairman of the board or the President or by any Vice President or the Corporate Secretary or by any two or more of the directors.
SECTION 12.4. NOTICE OF MEETINGS.
     Except in the case of regular meetings, notice of which has been dispensed with, the meetings of the board of directors shall be held upon four (4) days’ notice by mail or forty-eight (48) hours’ notice delivered personally or by telephone, telegraph or other electronic or wireless means. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held. Except as set forth in Section 11.6, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.
SECTION 12.5. QUORUM.
     A majority of the authorized number of directors constitute a quorum of the board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors except as otherwise provided by law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.
SECTION 12.6. ADJOURNED MEETINGS.
     A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.
SECTION 12.7. WAIVER OF NOTICE AND CONSENT.
     (a) Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.
     (b) The transactions of any meeting of the board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
SECTION 12.8. ACTION WITHOUT A MEETING.
     Any action required or permitted to be taken by the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.
SECTION 12.9. CONFERENCE TELEPHONE MEETINGS.
     Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.
SECTION 12.10. MEETINGS OF COMMITTEES.

     The provisions of this Section apply also to committees of the board and action by such committees and incorporators.
ARTICLE 13. SUNDRY PROVISIONS
SECTION 13.1. INSTRUMENTS IN WRITING.
     All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation, shall be signed by such officer or officers, agent or agents, as the board of directors may from time to time by resolution designate. No officer, agent, or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by these bylaws or by the board of directors.
SECTION 13.2. FISCAL YEAR.
     The fiscal year of this corporation shall be the calendar year.
SECTION 13.3. SHARES HELD BY THE CORPORATION.
     Shares in other corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by the President or by any other officer of this corporation authorized so to do by resolution of the board of directors.
SECTION 13.4. CERTIFICATES OF STOCK.
     There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares. Any holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the board or the President and Chief Executive Officer or a Vice President and by the Chief Financial Officer and Treasurer or the Corporate Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
SECTION 13.5. LOST CERTIFICATES.
     The board of directors may by resolution provide that in the event any certificate or certificates for shares of the capital stock of the corporation shall be alleged to have been lost or destroyed, no new certificate or certificates shall be issued in lieu thereof until an indemnity bond in such form and in such amount as shall be approved by the President and Chief Executive Officer or a Vice President of the corporation shall have been furnished. The board of directors may adopt such other provisions and restrictions with reference to lost certificates as it shall in its discretion deem appropriate.
SECTION 13.6. CERTIFICATION AND INSPECTION OF BYLAWS.
     The corporation shall keep at its principal place of business the original or a copy of these bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.
SECTION 13.7. NOTICES.
     Any reference in these bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.
SECTION 13.8. REPORTS TO STOCKHOLDERS.

     The board of directors shall cause an annual report to be sent to the stockholders not later than 120 days after the close of the fiscal year or within such shorter time period as may be required by applicable law, and such annual report shall contain such information and be accompanied by such other documents as may be required by applicable law.
ARTICLE 14. CONSTRUCTION OF BYLAWS WITH REFERENCE TO PROVISIONS OF LAW
SECTION 14.1. DEFINITIONS.
     Unless defined otherwise in these bylaws or unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the Delaware General Corporation Law, as amended from time to time.
SECTION 14.2. BYLAW PROVISIONS ADDITIONAL AND SUPPLEMENTAL TO PROVISIONS OF LAW.
     All restrictions, limitations, requirements and other provisions of these bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.
SECTION 14.3. BYLAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW.
     Any section, subsection, subdivision, sentence, clause or phrase of these bylaws which upon being construed in the manner provided in Section 14.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these bylaws, it being hereby declared that these bylaws would have been adopted and each section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.
ARTICLE 15. ADOPTION, AMENDMENT OR REPEAL OF BYLAWS
SECTION 15.1. BY STOCKHOLDERS.
     Bylaws may be adopted, amended or repealed by the affirmative vote of a majority of the votes entitled to be cast by the outstanding voting shares of the corporation.
SECTION 15.2. BY THE BOARD OF DIRECTORS.
     Subject to the right of stockholders to adopt, amend or repeal bylaws, any bylaw may be adopted, amended or repealed by the board of directors. A bylaw adopted by the stockholders may restrict or eliminate the power of the board of directors to adopt, amend or repeal any or all bylaws.

CERTIFICATE OF SECRETARY
KNOW ALL PERSONS BY THESE PRESENTS:
     That the undersigned does hereby certify that the undersigned is the Secretary of California Water Service Group, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of said corporation; and that the above and foregoing bylaws are now in full force and effect.
Dated: November 28, 2007
/s/ Lynne P. McGhee
Lynne P. McGhee, Secretary